Exhibit 99.1

Company Contact:	IR Contact:
Joseph Dwyer	Brett Maas or Matthew Hayden
AXS-One Inc.	Hayden Communications
jdwyer@axsone.com	brett@haydenir.com
(201) 935-3400	(646) 536-7331

AXS-One Reports Financial Results

For Second Quarter of 2007

RUTHERFORD, N.J., August 2, 2007 / PRNewswire-FirstCall / -- AXS-One Inc. (AMEX: AXO), a leading provider of high performance Records Compliance Management (RCM) software solutions, today announced its financial results for the second quarter and six-month period ended June 30, 2007.

For the first six months of 2007, total revenues were $6.2 million compared with total revenues of $5.5 million for the first six months of 2006. License fees were $2.3 million, up 82.6 percent, or $1.0 million, from the $1.3 million in license fees for the first six months last year. Total operating expenses were $12.6 million for the first six months of 2007, a decrease of 18.7 percent from $15.5 million in the prior year. The net loss from continuing operations was $6.3 million for the first six months of 2007, down from a loss of $9.9 million in the first six months of last year. The net loss after discontinued operations for the first six months of 2007 was $6.3 million, or $(0.18) per fully diluted share compared to a net loss after discontinued operations of $5.2 million, or $(0.15) per fully diluted share for the comparable prior-year period.

Total revenues for the second quarter of 2007 were $2.5 million, a decrease of $0.7 million from the second quarter 2006 revenues of $3.2 million. License revenues for the second quarter decreased 40.9 percent to $0.5 million from $0.9 million in the second quarter of 2006. Total operating expenses for the quarter were $6.1 million, a decrease of 23.0 percent compared to the second quarter of 2006. The net loss from continuing operations was $3.7 million for the second quarter, down from a loss of $4.6 million in the second quarter of 2006. The Company reported a net loss after discontinued operations of $3.7 million for the second quarter of 2007, or $(0.10) per diluted share compared to a net loss after discontinued operations of $2.5 million in the second quarter of last year, or $(0.07) per diluted share.

The Company had $6.1 million in cash and equivalents at June 30, 2007 compared to the $7.5 million reported at December 31, 2006.

Bill Lyons, Chairman & CEO of AXS-One, commented “Since our last earnings release, we have improved our financial position by raising $5 million from the issuance of convertible debt and by revising our $2.5 million bank facility with Silicon Valley Bank. While license revenue was $0.5 million for the second quarter, we had more than $1 million of additional license revenue orders that were not recognizable in the second quarter but will be recognized during the next several quarters as revenue recognition criteria are met. Our sales order performance in the second quarter more appropriately recognizes the improvement in competitive sales wins and bodes well for continued performance improvements during the remainder of the year.”

Conference call information

Management will conduct a conference call to discuss these results at 5 p.m. Eastern time on August 2, 2007. Interested parties can participate in the call by dialing 706-645-0399 with the conference ID #10913250 or can access the webcast at

http://www.axsone.com/investors_events.shtml#upcoming. Interested parties should access the webcast approximately 10-15 minutes before the scheduled start time. The webcast will be archived for 30 days following the call. Interested parties may submit questions prior to the conference call by e-mail to IR@axsone.com.

About AXS-One Inc.

AXS-One Inc. (AMEX: AXO) is a leading provider of high performance Records Compliance Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach Bliley. AXS-One’s award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1978, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore, United Kingdom and South Africa. For further information, visit the AXS-One website at http://www.axsone.com

AXS-One, the AXS-One logo, “Access Tomorrow Today,” and AXSPoint are registered trademarks of, and AXS-One Compliance Platform, AXS-One Central, AXS-One Retention Manager, AXS-One Rapid-AXS, AXS-Link for Desktop, AXS-Link for SAP, AXS-Link for Lotus Notes, AXS-Link for Microsoft Exchange, AXS-One Data Archive Translator, AXS-Link for File System Archiving, AXS-Link for .PST Management, AXS-One Supervision, AXS-One Case Management, “The Records Compliance Management Company” and AXS-Link are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to improve financial and sales performance; potential vulnerability to technological obsolescence; the risks that our current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in AXO’s most current Form 10-K and other Securities and Exchange Commission filings.

-Tables Follow-

AXS-ONE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
License fees	$505	$855	$2,301	$1,260
Services	2,013	2,361	3,911	4,268
Total revenues	2,518	3,216	6,212	5,528

Operating expenses:
Cost of license fees	124	367	245	635
Cost of services	1,460	2,287	2,831	4,141
Sales and marketing	1,937	2,358	4,059	4,969
Research and development	1,518	1,619	3,180	3,274
General and administrative	1,067	1,297	2,261	2,452
Total operating expenses	6,106	7,928	12,576	15,471
Operating loss	(3,588)	(4,712)	(6,364)	(9,943)
Other income (expense):
Interest income	45	55	114	139
Interest expense	(89)	(29)	(120)	(56)
Other income (expense), net	(25)	85	52	1
Total other income (expense), net	(69)	111	46	84
Loss before income taxes	(3,657)	(4,601)	(6,318)	(9,859)
Income tax benefit	—	—	—	—
Loss from continuing operations	(3,657)	(4,601)	(6,318)	(9,859)

Income from discontinued operations net of tax provision of $ - for all periods	—	2,113	—	4,625
Net loss	$(3,657)	$(2,488)	$(6,318)	$(5,234)

Basic & diluted net income (loss) per common share:
Loss from continuing operations	$(0.10)	$(0.13)	$(0.18)	$(0.29)
Income from discontinued operations	$—	$0.06	$—	$0.14
Net loss	$(0.10)	$(0.07)	$(0.18)	$(0.15)

Weighted average basic & diluted common shares outstanding	34,874	34,354	34,805	34,301

The unaudited financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed and to be filed by the Company with the U.S. Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.

AXS-ONE INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2007	December 31, 2006
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$ 6,113	$ 7,492
Accounts receivable, net of allowance for doubtful accounts	1,811	2,258
Prepaid expenses and other current assets	930	1,262
Total current assets	8,854	11,012

Equipment and leasehold improvements, net of accumulated depreciation	409	419
Other assets	283	102
Total assets	$ 9,546	$ 11,533

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$ 3,978	$ 4,503
Deferred revenue	2,972	2,594
Liabilities from discontinued operations	—	981
Total current liabilities	6,950	8,078

Long-term convertible debt, net of discount of $1,009	4,016	—
Long-term deferred revenue	32	44
Total long-term liabilities	4,048	44

Stockholders' equity (deficit)	(1,452)	3,411
Total liabilities and stockholders' equity	$ 9,546	$ 11,533

The financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed and to be filed by the Company with the U.S. Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.